The PBHG Funds
                                 Code of Ethics













Adopted:  June 3, 2002

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Executive Summary

          This is a summary of the restrictions and reporting/certification requirements imposed on Access Persons by this Code. Capitalized terms are defined in Section I of the Code. Do not rely on this summary as a complete statement of the restrictions and reporting/certification requirements. Please refer to the appropriate Section of the Code for more complete information.

Restrictions on Access Persons (Section III of the Code):

o Do not defraud, mislead or manipulate the Fund in connection with the Purchase or Sale of a Security Held of to be Acquired by the Fund.

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

o Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering

o Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.

o Pre-clear every Purchase of Sale of Beneficial Ownership in a Limited Offering with the Review Officer.

o Do not accept any position with any company, partnership or other entity until approved by the Review Officer.

o Do not accept any Gift worth more than $100 from any person or entity doing business with the Fund until approved by the Review Officer.

o Do not accept or consider any Gift when exercising fiduciary duties on behalf of the Fund.

Reporting and Certification Requirements for Access Persons (Section IV of the
Code):

o Submit duplicate Security Trade Confirmations and Account Statements to the Review Officer.

o Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

o Submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

o Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

o Immediately report any Beneficial Ownership of more than 1/2 of 1% of an entity's outstanding shares to the Review Officer.


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                                 The PBHG Funds
                                 Code of Ethics


         This Code of Ethics is adopted by the Board of Trustees of The PBHG Funds (the "Fund") in accordance with Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the "Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. This Code of Ethics is based upon the principle that the trustees and officers of the Fund, and certain affiliated persons of the Fund and its investment advisers and sub-advisers, owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the investment advisers to the portfolios of the Fund to report material violations of this Code of Ethics to the Board of Trustees of the Fund.


I.       Definitions

         Access Person(s) means every trustee, officer, Investment Personnel or Advisory Person of the Fund. The term does not include (a) any trustee, officer, Investment Personnel or Advisory Person of the Fund that is subject to a code of ethics of the Fund's investment adviser, sub-adviser, administrator, sub-administrator or distributor that has been reviewed and approved by the Board of Trustees of the Fund and (b) any trustee of the who is not an "interested person" of the Fund as defined in section 2(a)(19) of the Act, except where such trustee knows, in the ordinary course of fulfilling his or her official duties as a trustee of the Fund that the Security is a Security Held or to be Acquired by the Fund, its investment adviser, or its sub-adviser.

         Advisory Person means (a) any employee of the Fund (or any company in a Control relationship to the Fund) who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains current information regarding the Purchase or Sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such Purchase or Sale and (b) any natural person in a Control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund.

         Beneficial Ownership means any direct or indirect pecuniary interest in or any direct or indirect influence or control over a Security or Limited Offering. An example of influence or control is any voting or investment discretion. In general, an Access Person will be considered the beneficial owner of any Security or Limited Offering held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control over the Security or Limited Offering. Overall, Beneficial Ownership will be determined in accordance with Section 16 of the Securities Exchange Act of 1934.

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         Control(s) means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. For example, ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. A natural person is presumed not to be a controlled person. Overall, control will be determined in accordance with the definition set forth in Seciton 2(a)(9) of the Act.

         Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Investment Personnel means (a) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of securities by the Fund and (b) any natural person who Controls the Fund and who obtains information concerning recommendations made to the Fund regarding the Purchase or Sale of securities by the Fund.

         Limited Offering(s) means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

         Personal Account means any Security or Limited Offering account in which an Access Person has Beneficial Ownership. For example, a Personal Account would include any brokerage account maintained by an Access Person or the spouse of an Access Person at Merrill Lynch, Ameritrade or at any other discount or full service broker.

         Purchase or Sale includes, among other things, every direct or indirect acquisition or sale and the writing of an option to purchase or sell.

         Review Officer means the Chief Compliance Officer of Pilgrim Baxter & Associates, Ltd. or his/her designee.

         Security has the same meaning as that set forth in Section 2(a)(36) of the Act. It includes such things as stocks, SPDRs and municipal bonds. It does not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements and shares of registered open-end mutual funds.

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         Security Held or to be Acquired by the Fund means any Security which, within the past 15 days: (i) is or has been held by the Fund or (ii) is being or has been considered by the Fund for purchase by the Fund.

II.      Restrictions on Access Persons

         Fund Relations:

         o Do not defraud, mislead or manipulate the Fund in connection with the Purchase or Sale of a Security Held or to be Acquired by the Fund.

               Access Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate the Fund in connection with the Purchase or Sale of a Security Held or to be Acquired by the Fund. Access Persons are also prohibited from making any untrue statement of material fact to the Fund and from omitting to state a material fact necessary in order to make the statement made to the Fund, under the circumstances, not misleading.


         Personal Transactions in a Security

         o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

               Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer. There are 4 exceptions to this restriction. See Section III of the Code for more information, including the 4 exceptions to this restriction.

         o Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering.

               Access  Persons  are  prohibited   from  directly  or  indirectly
               acquiring Beneficial Ownership in a Security as part of an Initial Public Offering by an issuer.

       o Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.

               Access Persons are prohibited from profiting from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.

               This restriction does not apply to the exercise or expiration of an option over which the Access Person has no discretion.

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               As requested by an Access Person,  the Review Officer may, in his
               discretion, grant other exceptions to this restriction on a case-by-case basis.


       Personal Transactions in a Limited Offering

       o Pre-clear every Purchase of Sale of Beneficial Ownership in a Limited Offering with the Review Officer.

               Access  Persons  must   pre-clear   every  Purchase  or  Sale  of
               Beneficial Ownership in a Limited Offering with the Review Officer. See Section III of the Code for more information.

       Positions with a Company, Partnership or other Entity


       o Do not accept any position with any company, partnership or other entity until approved by the Review Officer.

               Access Persons shall not accept a position as a trustee, trustee, general partner or officer of a public or private company or partnership until the Review Officer approves accepting the position.

               In general, the Review Officer will approve the acceptance of these positions if they are consistent with Fund interests.

       Gifts

       o Do not accept any Gift worth more than $100 from any person or entity doing business with the Fund until approved by the Review Officer.

               Access Persons are prohibited from accepting any gift, favor, gratuity or other item ("Gift") with a fair market value greater than $100 from any person or entity doing business with the Fund until the Review Officer approves the Gift.

               A Gift does not  include  occasional  participation  in  lunches,
               dinners,   cocktail  parties,   sporting  activities  or  similar
               gatherings conducted for business purposes.

       o Do not accept or consider any Gift when exercising fiduciary duties on behalf of the Fund.

               Access Persons are prohibited from accepting any Gift, allowing any member of their family to accept any Gift, and considering any Gift already received by them or their family when exercising their fiduciary duties on behalf of the Fund.

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III.     Procedures for Pre-Clearing Personal Transactions

         Purchase or Sale of Beneficial Ownership in a Security

       o As stated in Section II of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

       o This means that Access Persons must obtain prior written approval from the Review Officer before effecting any Purchase or Sale of a Security.

                  Exceptions: This pre-clearance/approval process does not apply to the following:
                  -----------

           (a) Purchase or Sale that is non-volitional on the part of the Access Person, including a purchase or sale upon the exercise of puts or calls written by the Access Person and sales from a margin account, pursuant to a bona fide margin call

           (b) Purchase that is part of an automatic dividend reinvestment plan

           (c) Purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Security, to the extent such rights were acquired from the issuer and sales of such rights so acquired

           (d) An acquisition of a Security through a gift or bequest

       o Pre-Clearance requests for the Purchase or Sale of a Security must be submitted on a Pre-Authorization Personal Securities Transaction form which may be obtained from the Review Officer.

       o The Review Officer will notify Access Persons whether their pre-clearance request is approved or denied.

       o   Pre-Clearance approval by the Review Officer is valid for only two
           (2) business days. Any Purchase or Sale of a Security not completed within this period must be pre-cleared again before effected.

       o The Review Officer may approve the Purchase or Sale of a Security which appears upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund and is in accordance with Rule 17j-1 under the Act.

                  Note: These transactions would normally include (a) the Purchase or Sale of a Security that is not a Security Held or to be Acquired by the Fund and (b) the Purchase or Sale of up to 1,000 shares of a Security that is a Security Held or to be Acquired by the Fund if (i) the issuer has a market capitalization of over $1 billion and (ii) that Security is not then currently on the Fund's trading blotter.

       o The Review Officer reports every Purchase and Sale of a Security by an Access Person to the Board of Trustees of the Fund.

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       Purchase or Sale of Beneficial Ownership in a Limited Offering


       o As stated in Section III of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Review Officer.

       o This means that Access Persons must obtain prior written approval from the Review Officer before effecting any Purchase or Sale of Beneficial Ownership in a Limited Offering.

       o Access Persons must supply the Review Officer with a copy of the Offering Memorandum for the Limited Offering at the time the Access Person submits his/her pre-clearance approval request.

       o Access Persons must execute a certificate of representation which certifies: (a) his/her obligations under the Code of Ethics; (b) the restrictions imposed upon him/her in connection with an acquisition of Beneficial Ownership in a Limited Offering and (c) the accuracy of any statements or representations made by him/her in connection with the pre-clearance approval process. This certificate is may be obtained from the Review Officer.

       o In determining whether to grant approval, the Review Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and whether the investment opportunity is being offered to the Access Person by virtue of his of her position with the Fund.

       o The Access Person may not be a selling shareholder in the Initial Public Offering or any subsequent unwritten offering by the entity. Access Persons may petition the Revie Officer for relief from this restriction.

       o   Access Persons must hold the Limited Offering for the longer of
           (i) the holding period which would be applicable pursuant to Rule 144 or (ii) 12 months. Access Persons may petition the Review Officer for relief from this mandatory holding period.

       o The Review Officer will maintain a list of entities in which Access Persons have acquired a Limited Offering. This list will periodically be compared to the Fund's trading records.


IV.      Reporting and Certification Requirements for Access Persons

       o Submit duplicate Security Trade Confirmations and Account Statements to the Review Officer.

           Access Persons must direct each broker, dealer and bank that places a Purchase or Sale of a Security on behalf of the Access Person to send a duplicate copy of the trade confirmation to the Review Officer.

                  Access Persons also must direct each broker, dealer and bank at which a Security is held in an account for the direct or indirect benefit of the Access Person to send a duplicate account statement to the Review Officer.

           A sample letter instructing the broker, dealer or bank to send duplicate trade confirmations and account statements may be obtained from the Review Officer.

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           Access Persons may comply with the duplicate trade
           confirmation/account statement requirement by directly providing the Review Officer with a copy of every such trade confirmation and account statement.


       o Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

           Access Persons must submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person under this Code.

           The Initial Holdings Report may be obtained from the Review Officer.

           The Initial Holding Report must contain the following information, as of the date the individual became an Access
           Person:

             (a) the title, number of shares and principal amount of every Security and Limited Offering in which the Access Person has Beneficial Ownership;
             (b) the account name and number of every Personal Account and the name of the broker, dealer or bank where the Personal Account is maintained and
             (c)  the date the Report is submitted to the Review Officer.

                  Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                           If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect on the Initial Holdings Report.

           The Initial Holdings Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security or Limited Offering listed in the report.



       o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

           Access Persons must submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

           The Quarterly Transaction Report may be obtained from the Review Officer.

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           The Quarterly Transaction Report must contain the following information:

            (a) for every Purchase or Sale of Beneficial Ownership in a Security or Limited Offering placed during the quarter:

                (i) the date of the Purchase or Sale, the title, interest rate and maturity date (if applicable), number of shares and principal amount of the Security or Limited Offering;
                (ii) the nature of the Purchase or Sale (i.e., purchase, sale or other type of acquisition or disposition);
                (iii) the price at which the Purchase or Sale of a Security or
                      Limited Offering was placed;
                (iv) the name of the broker, dealer or bank with or through which the Purchase or Sale was placed, including the account name and number of the Personal Account and
                (v)   the date the Report is submitted to the Review Officer.

            (b)  For every Personal Account opened during the quarter:

                (i) the name of the broker, dealer or bank with whom the Personal Account was opened;
                (ii)  the account name and number of the Personal Account;
                (iii) the date the Personal Account was opened and
                (iv)  the date the Report is submitted to the Review Officer.


                Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                       If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect on the Quarterly Transaction Report.

           The Quarterly Transaction Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security or Limited Offering listed in the report.



       o Submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

           Access Persons must submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

           The Annual Holdings Report may be obtained from the Review Officer.

           The Annual Holdings Report must contain the following information, as of a date no more than 30 days before the report is submitted:

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           (a) the title, number of shares and principal amount of every
               Security and Limited Offering in which the Access Person has Beneficial Ownership;
           (b) the account name and number of every Personal Account and the name of any broker, dealer or bank where every Personal Account is maintained and
           (c) the date the Report is submitted to the Review Officer.


           Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                  If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect of the Annual Holdings Report.



       o Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year-end.

           Access Persons must submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

           The Annual Certification is included as part of the Annual Holdings Report which may be obtained from the Review Officer.

           In the Annual Certification, Access Persons must certify that they:
              (a) have read and understand this Code;
              (b) are subject to this Code;
              (c) will comply with this Code during the upcoming year; and
              (d) have complied with all the Code reporting requirements to which they were subject during the past year.

       o Immediately report any Beneficial Ownership of more than 1/2 of 1% of an entity's outstanding shares to the Review Officer.

           Access Persons whose Beneficial Ownership in an entity becomes more than 1/2 of 1% of that entity's outstanding shares (whether publicly-traded or not) immediately report the following to the Review Officer: (a) the name of the entity;
           (b) the total number of shares in which the Access Person has direct Beneficial Ownership and (c) the total number of shares in which the Access Person has indirect Beneficial Ownership.


V. Review and Enforcement Procedures

       o The Review Officer maintains a list of all Access Persons subject to the reporting requirements of Section IV and notifies all Access Persons of their specific reporting requirements.

       o The Review Officer reviews every trade confirmation, account statement and report submitted by Access Persons pursuant to
           Section IV.

       o If the Review Officer determines that an Access Person may have violated this Code, he may request the Access Person to submit additional information. The Review Officer's determination and all additional information provided by the Access Person are then submitted to a senior officer of the Investment Adviser for further review.

       o Access Persons who violate this Code may be subject to sanctions, including one or more of the following:

               (a) a letter of censure
               (b) suspension or termination of employment
               (c) a fine
               (d) restrictions on future personal transactions in a Security or Limited Offering
               (e) reversal of the Purchase or Sale
               (f) referral to regulatory or law enforcement agencies
               (g) disgorgement of profits


       o The following factors may be considered in determining the appropriateness of any sanction:

               (a) harm to the Fund
               (b) frequency of occurrence
               (c) degree of conflict with Fund interests
               (d) evidence of willful or reckless disregard of the Code
                   requirements
               (e) honest and timely cooperation from the Access Person



VI.    Records Maintained by the Fund

       In accordance with Rule 17j-1(f), the Fund maintains the following records in an easily accessible place and makes them available for examination by the Securities and Exchange Commission:

       o A copy of every Fund Code of Ethics in effect during the past six years.
       o A record of every Fund Code of Ethics violation that occurred during the last six years and a record of any action taken as a result of that violation.
       o A copy of every trade confirmation, account statement and report submitted by Access Persons under Section IV during the past six years.
       o A record of every person who is, or within the last six years has been, an Access Person under this Code.

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       o   A record of every person who is, or within the last six years has been a Review Officer and his/her designee.
       o A copy of every written report furnished in accordance with Rule 17j-1(c)(2)(ii) to the Fund's Board of Trustees during the last six years.
       o A record of any decision by the Review Officer, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.

VII.   Miscellaneous

       o The Fund will use its best efforts to ensure that all information provided by an Access Person pursuant to this Code will be treated as personal and confidential. However, every Access Person should know that all such information will be available for inspection by appropriate regulatory agencies and other parties as are necessary to evaluate compliance with or sanctions under this Code.

       o At least annually, the Review Officer will prepare a written report to the Board of Trustees of the Fund describing any issues arising under this Code or procedures, including but not limited to, information about material violations of this Code or procedures and any sanctions imposed in response to those material violations.

       o At least annually, the Review Officer will certify that the Fund has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.





Adopted this 4th day of April 2000.